Exhibit 23



               CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration
Statement Number 2-83269 on Form S-8 pertaining to the
Performance Dividend and Savings Plan of our report dated June
17, 1994, with respect to the financial statements of the Cincinnati Milacron Performance Dividend and Savings Plan included in this Annual Report (Form 11-K) for the year ended
December 31, 1993.




Cincinnati, Ohio                   ERNST & YOUNG
June 27, 1994